Two Harbors Investment Corp. Fourth Quarter 2012 Investor Presentation

Safe Harbor Statement Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. 1

2 2012 and Fourth Quarter Results  In 2012 we generated a return on book value of 47%1 with dividends of $1.71 per share, which was driven by an exceptional economic return of $1.05 billion.  We delivered a total annual shareholder return of 40%2, which compares to a return of 19% for the sector3.  In 2012 we made key hires on our investment and administrative teams.  We contributed our portfolio of single-family residential homes to Silver Bay Realty Trust Corp. (“Silver Bay”) in conjunction with its initial public offering in December 2012. In exchange, Two Harbors received approximately 17.8 million shares of Silver Bay common stock.  Our Book Value increased to $11.544 per diluted common share at December 31, 2012, representing a total quarterly return of 6% when combined with our fourth quarter dividend of $0.55. Executive Summary (1) See Appendix, page 17 for calculation of 2012 return on book value. (2) Source: Bloomberg. (3) As measured by the Pine River Mortgage REIT Index Total Return. (4) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation.

Hybrid Model Allows for Multi-Faceted Approach Expansion of Core Competency Set  We continue to pursue opportunities in the Agency and non-Agency markets.  Our criteria for considering new investments include the following: ― Based on core competencies, such as understanding and managing prepayments and credit risk ― Attractive return profiles ― Improve the risk-reward profile of our aggregate portfolio ― Expand expertise in existing strategies  Silver Bay is a great example of how we can leverage our core competencies to identify opportunities for shareholders: ― Provided attractive return profile for our shareholders ― Helped inform our non-Agency strategy 3

Building a Strong Franchise 4 (1) Source: Bloomberg. 2009 Inception October 29, 2009 Initial investments aggregating $488 million 2012 Market capitalization surpasses $3 billion Total RMBS portfolio $14 billion Contributed single-family rental properties to Silver Bay 2010 Market capitalization reaches $400 million Lowered expense ratio Increased liquidity in TWO shares 2011 Market capitalization surpasses $1 billion Listing transferred to NYSE Initiated share repurchase program $0.1 $0.1 $0.2 $0.2 $0.4 $0.7 $1.0 $1.2 $1.3 $2.2 $2.2 $3.3 $3.3 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 M ar k e t C ap (in bi l) Two Market Cap Since Inception1

Book Value & Dividend History 5 (1) See Appendix, page 17 for calculation of 2012 return on book value. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation.  We delivered a total annual 2012 return on book value of 47%1.  During the fourth quarter 2012, our book value per share increased to $11.54, after paying a $0.55 dividend.  Our focus is on book value, which is critical to dividends over time.  Opportunistic capital allocation and security selection drives long-term alpha generation. $9.08 $9.38 $8.70 $9.24 $9.44 $9.90 $9.73 $9.30 $9.03 $9.67 $9.94 $11.44 $11.54 $0.26 $0.36 $0.33 $0.39 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.36 $0.55 $0.20 $0.30 $0.40 $0.50 $0.60 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 Divi d en d ( $) B o o k Val u e p er d il u te d Sha re ( $) Book Value Dividend Dividends and Book Value per diluted common share2 Strong Total Return Metrics in 2012

-10% 10% 30% 50% 70% 90% 110% Delivering Total Return 6 (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through January 30, 2013. Total stockholder return is defined as capital gains on stock price including dividends. Source: Bloomberg. (2) Two Harbors’ total annual stockholder return is calculated for the period December 31, 2011 through December 31, 2012. Source: Bloomberg. (3) Pine River Mortgage REIT index includes: AGNC, NLY, ANH, ARR, CMO, CIM, CYS, HTS, IVR, MFA, PMT, RWT and TWO. (4) “SPXT” represents S&P 500 Total Return Index (SPXT: IND) for the period October 29, 2009 through January 30, 2013. Source: Bloomberg. 110% 61% 51% TWO Pine River Mortgage REIT Index3 SPXT4  Since inception, we have generated total stockholder return of 110%1.  In 2012, we delivered stockholder return of 40%2. 1/30/2013 10/29/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2009

Market Update

Macroeconomic & Policy Considerations

- Home prices improving, CoreLogic Home Price Index +7.5%[1] in 2012
- Low rate environment expected to persist; continue to hedge against an increase in rates
- Unemployment trends improving, but still high
- Policy considerations include:
  - Boxer-Menendez legislation
  - Qualified Mortgage provision of Dodd-Frank
  - GSE reform
  - Qualified Residential Mortgage (QRM)
  - Merkley bill
  - QE3's impact on interest rates, curve and asset prices

Agency RMBS

- Agency spreads have tightened
- Home Affordable Refinance Program ("HARP") is working
- Prepayment speeds on generic paper are expected to remain fast
- Guarantee fees (g-fees) have increased
- Hedging costs remain low

Non-Agency RMBS

- Credit-sensitive assets have rallied
- Loan performance of underlying collateral continues to improve
- Loss-adjusted yields still offer relative value
- Strong technical factor in place

(1) Source: CoreLogic Home Price Index rolling 12-month change as of January 1, 2013.

7

110 110 Portfolio Composition (1) “IO” is defined as Interest Only securities; includes Agency Derivatives (“IIOs”) of $301 million as of December 31, 2012. (2) Home Equity Conversion Mortgage loans (“HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.7 million and $4.0 million for the third and fourth quarter of 2012, respectively, contributing an additional 0.2% and 0.1% to aggregate annualized yields in the third and fourth quarter of 2012. Annualized Yields by Portfolio3 Targeted Capital Allocation As of December 31, 2012 $14.0B RMBS Portfolio $ Millions Agency Bonds $11.3B (81%) Non-Agency Bonds $2.7B (19%) 30-Year Fixed $7,950 15-Year Fixed $98 HECM2 $1,907 Other-Fixed $688 IOs and IIOs1 $482 Hybrid ARMs $188 Mezzanine $518 Senior $2,132 Non-Agency Other $4 Portfolio Composition 8 50% 60% 60% 55% 55% 52% 52% 57% 53% 50% 40% 40% 45% 45% 48% 44% 36% 37% 4% 7% 10% 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q2-2011 Q4-2011 Q2-2012 Q4-2012 Agency Non-Agency Residential Real Properties 3.5% 3.5% 3.3% 3.1% 2.9% 9.7% 9.7% 9.6% 9.6% 9.5% 4.8% 4.9% 4.6% 4.2% 4.0% – 5.0% 10.0% 15.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Agency RMBS Non-Agency RMBS Aggregate Portfolio

Agency Portfolio with Prepayment Protection Agency RMBS Portfolio Agency Strategy Agency Portfolio: $11.3B1 As of December 31, 2012 Other Low Loan Balance Pools4 15% Low FICO5 7% Post 2006 - Discount 2% Prepayment Protected 5% Seasoned6 6% HECM 17% High LTV (Predominately MHA)2 26% $85K Max Pools3 20% (1) Includes IIOs of $301 million as of December 31, 2012. (2) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio. High LTV pools are predominately Making Homeownership Affordable (“MHA”) pools. MHA pools consist of borrowers who have refinanced through HARP. (3) Securities collateralized by loans of less than or equal to $85K. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation’s scoring model. (6) Securities collateralized by loans reflecting less prepayment risk due to previously experienced high levels of refinancing. (7) Represents the three month average constant prepayment rate (“CPR”) for Agency RMBS securities and Agency derivatives. Post 2006 - Premium & IOs 2%  Reduced leverage on Agency securities to 5.7x  Implicit or explicit prepayment protection of 98%  Stable cash flows make interest rate hedging more effective  Repositioned Agency portfolio reducing prepayment and pay- up risk Agency CPR7 Implicit or Explicit Prepayment Protected Securities (98%) Other (2%) 5.9% 5.6% 6.0% 6.0% 6.6% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Agency RMBS CPR 9

Non-Agency Portfolio with Sub-Prime Focus 10 Sub-Prime Exposure Non-Agency Strategy Non-Agency Portfolio Non-Agency Portfolio: $2.7B As of December 31, 2012 Option-ARM 8% Alt-A 4% Prime 1% Sub-Prime 87%  Non-Agency underlying performance continues to improve; still potential upside  Deeply discounted weighted average cost basis of $52.17  Improving underlying loan performance: Declining delinquencies, improving housing prices and servicers’ actions helping borrowers perform better  Potential benefit from policy actions and housing recovery over time 26% 87% 0% 20% 40% 60% 80% 100% Q1-2010 Q3-2010 Q1-2011 Q3-2011 Q1-2012 Q3-2012 Prime Alt-A Option-ARM Sub-Prime

Hedging Strategy

Hedging

- Hedging Strategy:
  - Objective of protecting book value in a rising interest rate environment
  - Multifaceted hedging approach, including swaps, swaptions and interest-only bonds
  - Daily monitoring of interest rate exposures
- We realigned our hedges in January 2013.
- At January 31 we had $19.5 billion in swaps and swaptions to maintain low duration exposure.
- Our average pay rate on $13.7 billion notional swaps at January 31 was 0.66%.

BV Exposure to +100 bps Change in Rates[1]



(5%)
(10%)
(15%)
(2.3%)
(0.9%)
(3.1%)
(1.1%)
(1.8%)
Q4-2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

Swaps, Swaptions and IOs

Positions as of 12/31/2012



$Billions
$0
$4
$8
$12
$17.6
$5.0
$12.6
$11.3
$0.5
Hedging Tools (Notional Value)[2]
Agency Securities (Fair Market Value)
Swaps - Notional ($)
Swaptions - Notional ($)
IOs and IIOs ($)

(1) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is total net asset change.
(2) Notional amounts as of December 31, 2012 do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities and $0.5 billion of notional to economically hedge mortgage basis widening.

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Financing Profile High-Quality Counterparties2 Diverse Counterparties1  We continue to ladder repo maturities, and averaged 85 days to maturity as of December 31, 2012.  We have relationships with many different counterparties with an emphasis on North America.  The vast majority of our repo is held with counterparties that have a low CDS spread. This indicates a high quality counterparty with a low risk profile. (1) Reflects the counterparty percentage of our outstanding repurchase agreements for our portfolio as of December 31, 2012. (2) Reflects the CDS Spread for our portfolio repo counterparties as of December 31, 2012. 12 51% 30% 19% CDS Spread 101-150 CDS Spread <100 CDS Spread 151-200 13% 12% 9% 9% 9% 7% 7% 5% 5% 4% 4% 3% 3% 2% 2% 2% 2% 1% 1%

Hybrid Model Opportunity Set Agency  Opportunistically deploy capital Non-Agency  Continued focus on assets with attractive yield and potential upside Securitization  Math around creating subordinate bonds and IOs is more attractive  Opportunity to create attractive mortgage credit investment is beneficial to shareholders Credit Sensitive Loans (CSLs)  Very similar to loans in sub-prime/Alt-A deals  We will control servicing rights on the loans  Potential to securitize and create attractive credit investments Mortgage Servicing Rights (MSRs)  Leverages strength in prepayment analysis  High barriers to entry GSE Credit Investments – “when and if ” the GSEs move to distribute credit risk 13

Attractive Returns With Lower Risk Attractive & Comparable Dividend Yield1… … With Lower Leverage3… … Less Interest Rate Exposure 4 … … And Less Prepayment Risk 5 5.6% 17.3% 6.0% 15.9% 6.0% 18.7% 6.6% 19.0% – 5% 10% 15% 20% 15.8% 13.9% 15.4% 13.6%12.3% 11.9% 19.9%2 12.8% – 5% 10% 15% 20% Note: All peer financial data on this slide based on available December 31, 2012 financial information as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, HTS, IVR, MFA and NLY. (1) Reported fourth quarter 2012 dividend annualized, divided by closing share price as of December 31, 2012. Dividend data based on peer company press releases. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share. The $0.55 dividend declared in 4Q12 is not representative of ongoing earnings power. (3) Debt-to-equity defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity. (4) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is asset change adjusted for leverage. Data not available for CMO and CYS. (5) Represents the CPR on the Agency RMBS portfolios, including Agency derivatives. TWO Peer Median Superior asset selection and risk management drive returns while taking on less risk. Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Peer Median TWO (0.9%) (13.0%) (3.1%) (6.8%) ( .1 ) (2.6%) (1.8%) (8.2%) (15%) (10%) (5%) – TWO Peer Weighted Average Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2012 Q2-2012 Q3-2012 Q4-2012 14 3.7x 4.3x 3.8x 3.4x 7.0x 7.6x 7.0x 7.1x – 2x 4x 6x 8x TWO Peer Median

Appendix 15

2012 Return on Book Value of 47% Return on book value1 (Per diluted share amounts, except for percentage) Book value at December 31, 2012 $ 11.54 Book value at December 31, 2011 9.03 Increase in book value 2.51 Dividends declared in 2012 1.71 Return on book value ($) $ 4.22 Return on book value (%) 47% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. 16

Agency: Vintage & Prepayment Protection Q3-2012 Q4-2012 High LTV (predominately MHA) 31% 26% $85K Max Pools 25% 20% HECM 15% 17% Other Low Loan Balance Pools 9% 15% Low FICO 6% 7% Seasoned (2005 and prior vintages) 6% 6% Prepayment protected 4% 5% 2006 & subsequent vintages - Discount 2% 2% 2006 & subsequent vintages – Premium and IOs 2% 2% Portfolio Composition as of December 31, 2012 Implicit or Explicit Pre-payment Protection Non-Agency: Loan Type Q3-2012 Q4-2012 Sub-Prime 86% 87% Option-ARM 9% 8% Alt-A 4% 4% Prime 1% 1% 17

Agency Securities as of December 31, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $ 2,747 $ 2,919 25.8% $ 2,910 3.2% 4 4.0-4.5% 3,502 3,868 34.1% 3,801 4.2% 10 ≥ 5.0% 1,040 1,163 10.2% 1,132 5.6% 49 $ 7,289 $ 7,950 70.1% $ 7,843 4.0% 14 15-Year Fixed 3.0-3.5% $ 85 $ 90 0.8% $ 83 3.0% 25 4.0-4.5% 2 3 0.1% 2 4.0% 30 ≥ 5.0% 5 5 0.1% 5 5.8% 109 $ 92 $ 98 1.0% $ 90 3.2% 29 HECM $ 1,670 $ 1,907 16.8% $ 1,804 4.7% 14 Hybrid ARMs 174 188 1.7% 183 4.0% 103 Other-Fixed 604 688 6.1% 655 4.7% 51 IOs and IIOs 4,015 4821 4.3% 466 5.0% 74 Total1 $ 13,844 $ 11,313 100.0% $ 11,041 4.2% 20 (1) Market value of IOs of $181 million and IIOs of $301 million as of December 31, 2012. 18

Q4-2012 Market Value ($M) Q4-2012 % of Agency Portfolio Q3-2012 Market Value ($M) Q3-2012 % of Agency Portfolio Change in Agency Portfolio3 30-Year Fixed 3.0-3.5% $ 2,919 25.8% $ 1,224 9.6% 16.2% 4.0-4.5% 3,868 34.1% 6,518 50.9% (16.8%) ≥ 5.0% 1,163 10.2% 1,230 9.6% 0.6% $ 7,950 70.1% $ 8,972 70.1% - 15-Year Fixed 3.0-3.5% $ 90 0.8% $ 486 3.8% (3.0%) 4.0-4.5% 3 0.1% 50 0.4% (0.3%) ≥ 5.0% 5 0.1% 1 - 0.1% $ 98 1.0% $ 537 4.2% (3.2%) HECM $ 1,907 16.8% $ 1,891 14.8% 2.0% Hybrid ARMs 188 1.7% 201 1.6% 0.1% Other-Fixed 688 6.1% 698 5.4% 0.7% IOs and IIOs 4821 4.3% 4992 3.9% 0.4% Total1 $ 11,313 100.0% $ 12,798 100.0% - (1) Market value of IOs of $181 million and IIOs of $301 million as of December 31, 2012. (2) Market value of IOs of $170 million and IIOs of $329 million as of September 30, 2012. (3) Change in Agency portfolio is defined as the change in the fourth quarter percent of Agency portfolio less the third quarter percent of Agency portfolio. Portfolio Repositioning 19 Reduced Prepayment Risk

Non-Agency Securities as of December 31, 2012

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,132	$518	$2,650
% of Non-Agency Portfolio	80.4%	19.6%	100.0%
Average Purchase Price[1]	$50.83	$57.68	$52.17
Average Coupon	1.8%	1.1%	1.7%
Collateral Attributes			
Average Loan Age (months)	76	95	80
Average Loan Size ($K)	$245	$173	$231
Average Original Loan-to-Value	77.9%	76.7%	77.6%
Average Original FICO	638	633	637
Current Performance			
60+ Day Delinquencies	38.3%	32.7%	37.2%
Average Credit Enhancement[2]	15.1%	33.4%	18.6%
3-Month CPR[3]	3.1%	3.6%	3.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine, and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $46.43, $54.97, and $47.88, respectively at December 31, 2012.
(2) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(3) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Non-Agency Discount Bond Example

Discount Sub-Prime Senior Bond – HEAT 2006-3 2A4

Represents actual bond held in Two Harbors' portfolio as of the filing date of this presentation. Collateral summary and yield analysis scenarios represent the views of Two Harbors and its external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.


Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
39.9%-100%
$15M Current Face
0.6 Yr WAL1
A4
39.9%-100%
$71M Current Face
7 Yr WAL1
SUBORDINATED BONDS
Absorbs the first 39.9% of losses, after depletion of ongoing excess spread (currently 3.5%).

Security Info

- Pays sequentially after the A3 is fully paid, expected to be in early 2014.
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest.
- Pays a coupon of LIBOR + 0.31%.
- Wells Fargo & SPS as servicers.

Collateral Summary

- Vintages: 2005 - 68%; 2006 - 32%.
- 60+ days delinquent: 36%.
- "Clean" & "Almost Clean"[2]: 27%.
- Severities running in the high 60s.
- MTM LTVs[3]: "Clean" = 96%.
  Delinquent = 112%.
  "12mo LIQ"[4] = 147%.

Yield Analysis[5]

- Market price at 12/31/12: $80.0.

	Strong Recovery	Flat	Severe Downturn
Loss-adjusted yields	**6.7%**	**6.3%**	**5.6%**
Total defaults	58%	61%	65%
Average severity	75%	79%	83%
Prospective deal losses	43%	48%	54%
Bond recovery	100%	100%	100%

(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) MTM LTV stands for mark-to-market loan-to-value.
(4) 12mo LIQ represents mark-to-market loan-to-value of loans liquated in the last twelve months.
(5) Strong recovery, flat and severe downturn models assume a 15% increase, no change and a 15% decrease in housing prices over two years.

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Financing and Hedging Strategy

Interest Rate Swaps[1]

December 31, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2013	$ 2,275	0.713%	0.458%	0.56
2014	1,675	0.644%	0.467%	1.57
2015	2,770	0.908%	0.435%	2.43
2016	1,940	0.874%	0.418%	3.46
2017 and after	3,910	0.960%	0.387%	4.72
	$ 12,570	0.850%	0.426%	2.85

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	December 31, 2012 Amount ($M)	Percent (%)
Within 30 days	$3,038	26%
30 to 59 days	3,528	31%
60 to 89 days	1,732	15%
90 to 119 days	850	7%
120 to 364 days	2,229	19%
One year and over	200	2%
	$11,577	

Interest Rate Swaptions

December 31, 2012

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 4.0	$ 0.0	5.37	$ 300	4.00%	3M Libor	10.0
Payer	≥ 6 Months	130.0	102.0	53.38	4,650	3.74%	3M Libor	9.7
Total Payer		$ 134.0	$ 102.0	53.38	$ 4,950	3.75%	3M Libor	9.8

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities and $0.5 billion of notional to economically hedge mortgage basis widening.

(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held for sale of $49.7 million as of December 31, 2012.

22

23 William Roth − Partner of Pine River Capital Management − 32 years in mortgage securities market, including at Salomon Brothers and Citi; Managing Director in proprietary trading group managing MBS and ABS portfolios Brad Farrell − Most recently served as Two Harbors’ Controller from 2009 to 2011 − Previously Vice President and Executive Director of Financial Reporting at GMAC ResCap from 2007 to 2009 and held financial roles at XL Capital Ltd from 2002 to 2007. Began his career with KPMG Thomas Siering − Partner of Pine River Capital Management − Previously head of Value Investment Group at EBF & Associates; Partner since 1997 − 32 years of investing and management experience; commenced career at Cargill where he was a founding member of the Financial Markets Department Significant RMBS Expertise − Substantial RMBS team consisting of traders, investment analysts and a robust internal research team − Leverages proprietary analytical systems − Specialized repo funding group Chief Financial Officer Chief Executive Officer Chief Investment Officer Overview of Two Harbors Team Executive Officers Investment Team

24 Overview of Pine River Capital Management Global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors  Founded 2002 with offices in New York, London, Beijing, Hong Kong, San Francisco and Minnesota.  Over $12.3 billion assets under management, of which approximately $9.5 billion dedicated to mortgage strategies1. − Experienced manager of non-Agency, Agency and other mortgage related assets. − Demonstrated success in achieving growth and managing scale. Experienced, Cohesive Team2 Established Infrastructure  Fourteen partners with average of 20 years experience.  334 employees, 112 investment professionals.  No senior management turnover.  Historically low attrition.  Strong corporate governance.  Registrations: SEC/NFA (U.S.), FSA (U.K.), SFC (Hong Kong) and SEBI (India).  Proprietary technology.  Global footprint. Minnetonka, MN • London • Beijing • Hong Kong • San Francisco • New York (1) Defined as estimated assets under management as of February 1, 2013, inclusive of Two Harbors. (2) Employee data as of January 30, 2013.